EXHIBIT 1.1

Execution Copy

PLACEMENT AGENCY AGREEMENT

June 28, 2006

Banc of America Securities LLC

Fortis Securities LLC

    as Placement Agents

c/o Banc of America Securities LLC

9 West 57th Street, 40th Floor

New York, New York 10019

Ladies and Gentlemen:

Genaera Corporation, a Delaware corporation (the “Company”), proposes to sell to certain investors (collectively, the “Investors”) up to an aggregate of 35,661,007 shares (the “Shares”) of Common Stock, $.002 par value per share (the “Common Stock”) of the Company and warrants to purchase an aggregate of 26,745,756 Shares (the “Warrants”). The Company desires to engage Banc of America Securities LLC (“BAS”) and Fortis Securities LLC (the “Placement Agents”) as the exclusive placement agents in connection with the issue and sale of the Shares. The Shares and the Warrants are described in the Prospectus that is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement under the Act on Form S-3 (File No. 333-121577) dated April 6, 2005 (the “registration statement”). The registration statement has been declared by the Commission to be effective under the Act. Promptly after execution and delivery of this Placement Agency Agreement (“Agreement”), the Company will prepare and file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the Basic Prospectus (as defined below), describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and reasonably approved, by the Placement Agents.

The term “Registration Statement” as used in this Agreement means the registration statement, at the time it became effective and as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. The term “Basic Prospectus” as

G-1

used in this Agreement means the basic prospectus dated as of April 6, 2005 that is part of the registration statement for use in connection with the offer and/or sale of the Shares pursuant to this Agreement. The term “Prospectus Supplement” as used in this Agreement means the final prospectus supplement dated as of June 28, 2006 specifically relating to the Shares and the Warrants, which has been delivered to the Investors prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) and prior to the execution of the Purchase Agreement (as defined in Section 1 below) between each of the Investors and the Company dated the date hereof, and which will be filed with the Commission pursuant to Rule 424(b) under the Act after the Execution Time. The term “Prospectus” as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement except that if such Basic Prospectus is amended or supplemented on or prior to the date of the Prospectus Supplement, the term “Prospectus” shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein as of the date of the Prospectus pursuant to Form S-3 (the “Incorporated Documents”) and (ii) the copy of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or the incorporated documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) after the effective date of the Registration Statement, or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference. As used herein, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.

The term “Disclosure Package” shall mean (i) the Prospectus as of the Execution Time, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Exhibit A hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

The Company hereby confirms its agreement with the Placement Agents as follows:

SECTION 1. Agreement to Act as Placement Agents and Placement Agent Fees. Upon the basis of the representations and warranties of the Company and subject to the terms and conditions set forth in this Agreement and in the letter agreement dated April 27, 2006 between the Company and the Placement Agents (the “Engagement Letter”), the Company engages the Placement Agents to act as the exclusive placement agents, on a best efforts basis, in connection with the offer and sale by the Company of Shares and the Warrants to the Investors. As compensation for services rendered, at the time of purchase (as defined below) the Company shall pay to the Placement Agents, by Federal Funds wire transfer to an account or accounts designated by the Placement Agents, an aggregate amount equal to 6.0% of the gross proceeds received by the Company in respect of the sale of the Shares and the Warrants. The Shares and the Warrants are being sold at a price of $0.70385 per share of Common Stock and Warrant to purchase 0.75 Shares. The Warrants are exercisable at a price of $0.6101 per Share. The Placement Agents may retain other brokers or dealers to act as subagents on its behalf in connection with the offering and sale of the Shares and the Warrants; provided that the Company will only be obligated to pay the Placement Agents for services rendered hereunder.

This Agreement shall not give rise to any commitment by the Placement Agents or any of its affiliates to underwrite or purchase any of the Shares or the Warrants, and the Placement Agents shall have no authority to bind the Company in respect of the sale of any Shares or the Warrants. The sale of the Shares and the Warrants shall be made pursuant to a purchase agreement in the form included as Exhibit B hereto (the “Purchase Agreement”). The Placement Agents shall communicate to the Company each reasonable offer or indication of interest received by it to purchase Shares and Warrants. The Company shall have the sole right to accept offers to purchase the Shares and the Warrants and may reject any such offer in whole or in part.

SECTION 2. Payment and Delivery. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of certificates for, the Shares and the Warrants shall be made at the office of Dechert LLP, 2929 Arch Street, Philadelphia, PA 19104 (or at such other place as shall be agreed upon by the Placement Agents and the Company), at 10:00 A.M., New York City time, on June 30, 2006 (unless another time shall be agreed to by the Placement Agents and the Company). Subject to the terms and conditions hereof, payment of the purchase price for the Shares and the Warrants shall be made to the Company by Federal Funds wire transfer, against delivery of electronic certificates for the Shares, through the facilities of The Depository Trust Company (“DTC”), to such persons and against delivery of the certificated Warrant, and shall be registered in the name or names of the Investors and shall be in such denominations, as are set forth in the Purchase Agreement. Payment of the purchase price for the Shares and the Warrants shall be made at the time of purchase by the Investors directly to the Company. The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Shares shall be made at the time of purchase and delivery of the certificated Warrant shall be made at the time of purchase.

Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Shares and the Warrants shall be made at the office of Dechert LLP at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Shares and the Warrants.

SECTION 3. Representations and Warranties of the Placement Agents. The Placement Agents represent and warrant to and agrees with the Company that it has not distributed and will not distribute, prior to the time of purchase, any Issuer Free Writing Prospectus as defined in Rule 433 of the Act other than the Issuer Free Writing Prospectuses listed on Exhibit A.

SECTION 4. Representations and Warranties of the Company. The Company represents and warrants to the Placement Agents as of the date hereof and agrees with the Placement Agents as follows:

(a) Compliance with Registration Requirements. The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission; the Company was eligible to use Form S-3 on the date the Registration Statement was filed and on every date on which there was a fundamental change (as referenced in Item 512 of Regulation S-K) in the information set forth in the Registration Statement; no fundamental change to the information set forth in the Registration Statement has occurred since date of the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2005; such Registration Statement at the date of this Agreement meets, and the offering of the Shares and the Warrants complies with, the requirements of Rule 415 under the Act. The Registration Statement complied when it became effective, complies and will comply, at the time of purchase, and the Basic Prospectus, the Prospectus Supplement and the Prospectus complied as of their respective dates, comply and will comply at the time of purchase in all material respects with the requirements of the Act (including said Rule 415); any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-3 have been satisfied; and the Registration Statement (taking into account the documents incorporated by reference therein) did not at the time of effectiveness, does not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Basic Prospectus, the Prospectus Supplement and the Prospectus (taking into account the documents incorporated by reference therein) did not as of their respective dates, do not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the documents incorporated by reference in the Basic Prospectus, the Prospectus Supplement, the

Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(b) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied (in the case of previously filed documents) and will comply (in the case of documents to be filed) in all material respects with the requirements of the Act and the Exchange Act, as applicable, and, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(i) The Disclosure Package (taking into account the documents incorporated by reference therein) does not and at the time of purchase, as defined herein, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the time of purchase, as defined herein, did not, does not and will not contain any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Placement Agents and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.

(c) Absence of Ineligible Issuer. As of the Execution Time (with such date being used as the determination date for purposes of this clause), the Company is not an Ineligible Issuer (as defined in Rule 405 of the Act);

(d) Absence of Distribution. The Company has not distributed and will not distribute, prior to the time of purchase, any offering material in connection with the offering and sale of the Shares and the Warrants other than the Prospectus, any Issuer Free Writing

Prospectus reviewed and consented to by the Placement Agents (which consent shall not be unreasonably withheld) or listed in Exhibit A hereto or the Registration Statement;

(e) Capitalization. As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth or incorporated by reference in each of the Disclosure Package and the Prospectus and, as of the time of purchase, the Company shall have an authorized and outstanding capitalization as set forth in each of the Disclosure Package and the Prospectus (subject, in each case, to the issuance of shares of Common Stock upon conversion of existing convertible securities exercise of existing stock options and warrants disclosed as outstanding in each of the Disclosure Package and the Prospectus and grant of options under existing stock option plans described in each of the Disclosure Package and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or other similar rights of any security holder of the Company;

(f) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described or incorporated by reference in each of the Disclosure Package and the Prospectus, and to execute and deliver and perform its obligations under this Agreement; the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Company (a “Material Adverse Effect”); the Company has no subsidiaries (as defined in the Act); complete and correct copies of the certificate of incorporation and the bylaws, of the Company and all amendments thereto have been made available to the Placement Agents, and no changes therein will be made prior to the time of purchase;

(g) Authorization of Shares and Warrants. The Shares and the Warrants have been duly authorized for issuance and sale to the Investors and, when issued and paid for in accordance with the terms of the Purchase Agreements, will be validly issued, are fully paid and non-assessable; the Shares conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; and the Shares issuable upon exercise of the warrants, when issued and delivered by the Company, will be issued to the Investors free of any violation of statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights or any security holder of this Company; the capital stock of the Company, including the Shares and the Shares issuable upon exercise of the Warrants, conforms in all material respects to the description thereof contained in each of the Disclosure Package and the Prospectus;

(h) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company;

(i) Absence of Defaults and Conflicts. The Company is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its certificate of incorporation or bylaws, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or affected, except where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) the certificate of incorporation or bylaws, of the Company, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which any of them or any of its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, except where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

(j) Absence of Further Requirements. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or of or with the Nasdaq Capital Market, or approval of the stockholders of the Company, is required in connection with the sale by the Company of the Shares and the Warrants and the Shares issuable upon exercise of the Warrants or the consummation by the Company of the transactions contemplated hereby other than (i) registration under the Act of the offer and sale of the Shares and the Warrants, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares and the Warrants are being offered under the terms of this Agreement or under the rules and regulations of the NASD and (iii) such notices or filings that would not individually or in the aggregate have a Material Adverse Effect;

(k) Absence of Rights. Except as set forth in the Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other securities of the Company, and (iii) except as provided herein and in the Engagement Letter, no person has the right to act as an underwriter, placement agent or financial advisor to the Company in connection with the offer and sale of the Shares and the Warrants, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares and the Warrants as contemplated thereby or otherwise and except, in each case, for such rights as have been duly and validly satisfied or waived; except as disclosed in each of the Disclosure Package and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares and the Warrants as contemplated thereby or otherwise other than such rights as have been duly and validly satisfied or waived;

(l) Absence of Further Consents and Authorization. The Company has all licenses, authorizations, consents and approvals and has made all filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all authorizations, consents and approvals from other persons, necessary in order to conduct its business as described in each of the Disclosure Package and the Prospectus except where such failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; the Company is not in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(m) Completeness of Exhibits. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described under the Securities Act in each of the Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(n) Absence of Proceedings. Except as disclosed in each of the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or prevent consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder;

(o) Presence of Independent Public Accountants. to the Company’s knowledge, KPMG LLP, who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus and whose report on the financial statements of the Company is filed with the Commission as part of the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Act;

(p) Financial Statements. The audited financial statements included or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified subject, in the case of unaudited interim statements, to normal, year-end audit adjustments and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved, except (i) as may be otherwise specified in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements; the other financial data of the Company set forth in the Registration Statement, the Disclosure Package and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required by the Act to be included in the Registration Statement, the Disclosure Package and the Prospectus that are not included as required by the Act; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package or the Prospectus;

(q) No Material Adverse Change in Business. Subsequent to the respective dates as of which information is given or incorporated by reference in the Disclosure Package, there has not been (i) any material adverse change, or any development that could reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company, (ii) any transaction which is material to the Company, except obligations incurred in the ordinary course of business consistent with past practice, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, except obligations incurred in the ordinary course of business consistent with past practice, (iv) any material change in the capital stock of the Company or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(r) Not an Investment Company. The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) nor is the Company a “passive foreign investment company” or a “controlled foreign corporation” as such terms are defined in the Internal Revenue Code;

(s) Absence of Liens and Claims on Property. Except as described in each of the Disclosure Package and the Prospectus, the Company has good and marketable title to all material property (real and personal) described in the Disclosure Package and the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, or subject only to liens, claims, security interests or other encumbrances that do not individually or in the aggregate materially affect the value of such property or materially interfere with the use made of such property by the Company; all the property described in the Disclosure Package and the Prospectus as being held under lease by the Company is held thereby under valid, subsisting and enforceable leases except as would not reasonably be expected to result in a Material Adverse Effect;

(t) Possession of Intellectual Property. Except as described in the Disclosure Package and the Prospectus, the Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information (collectively, “Intellectual Property”) described in the Disclosure Package and the Prospectus as being owned or licensed by it, except where such failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; to the Company’s knowledge and except as described in the Disclosure Package and the Prospectus, the Company owns, or has obtained valid and enforceable licenses for, or other rights to use, all Intellectual Property used in, or necessary for the conduct of, its business as described in the Disclosure Package and the Prospectus except as would not reasonably be expected to result in a Material Adverse Effect; to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any Intellectual Property rights of others, except as could not reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts which could form a reasonable basis for any such claim; and none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, upon any of its officers, directors or employees except as would not reasonably be expected to result in a Material Adverse Effect.

(i) to the Company’s knowledge, there are no third parties who have rights to any Intellectual Property described in the Disclosure Package or the Prospectus as owned or exclusively licensed by the Company (“Exclusive Intellectual Property”), except as could not reasonably be expected to have a Material Adverse Effect or except for licenses granted in writing by the Company to any third-parties; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s ownership or rights in or to any Exclusive Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim except as would not reasonably be expected to have a Material Adverse Effect; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Exclusive Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim except as could not reasonably be expected to have a Material Adverse Effect;

(ii) to the Company’s knowledge, there is no patent that contains claims that interfere with the issued or pending claims of any of the Company’s Intellectual Property except as would not reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, there is no prior art material to any patent or patent application of the Exclusive Intellectual Property that has not been disclosed to the U.S. Patent and Trademark Office, except as would not reasonably be expected to have a Material Adverse Effect.

(u) Absence of Unfair Labor Practice. The Company is not engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company, except in the cases of clauses (i) and (ii) for such actions which would not, individually or in the aggregate, have a Material Adverse Effect;

(v) Compliance with Environmental Laws. The Company and its properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required to conduct its business under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; to the Company’s knowledge, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company under, or to interfere with or prevent compliance by the Company with, Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect; the Company (i) is not the subject of any investigation, (ii) has not received any notice or claim, (iii) is not a party to or affected by any pending or threatened action, suit or proceeding, (iv) is not bound by any judgment, decree or order or (v) has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) and in each case except as would not, individually or in the aggregate, have a Material Adverse Effect (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law applicable to the Company, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(w) Filing of Tax Documentation. All material tax returns required to be filed by the Company have been filed, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

(x) Maintenance of Insurance. The Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems appropriate; such insurance insures against such losses and risks to an extent which is adequate and customary for the business and the locations in which the Company is engaged; all such insurance is fully in force on the date hereof and the Company has no reason to believe that such insurance will not be fully in force at the time of purchase;

(y) Accounting Controls. Except as otherwise disclosed in the Disclosure Package, the Company maintains (i) effective internal controls over financial reporting as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded asset accountability is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;(E) material information relating to the Company is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (F) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors. Except as disclosed in the Disclosure Package and Prospectus or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in design or operation of the Company’s internal control over financial reporting (whether or not remediated) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(z) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act); the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are effective;

(aa) Absence of Funds or Manipulation of Price in Violation of Rules and Regulations. Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company (acting on behalf of the Company) has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus; neither the Company nor, to the Company’s knowledge, any of its directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares (including any Shares issuable upon exercise of the Warrants);

(bb) FDA. Insofar as the statements in the Company’s (i) Registration Statement on Form S-3 (File No. 333-121577), (ii) the final Prospectus dated April 6, 2005 (the “Prospectus”), and (iii) the Prospectus

Supplement dated June 28, 2006 (the “Prospectus Supplement”) under the captions “Risk Factors – The FDA has deemed our NDA for LOCILEX Cream to be not approvable, and the product may never be approved,” and – “The FDA has deemed our NDA for LOCILEX Cream to be not approvable, and the product may never be approved,” and (iv) in the Annual Report on Form 10-K incorporated by reference into the Registration Statement and the Prospectus under the captions “Business – Government Regulation” and “Risk Factors – Compliance with extensive government regulations to which we are subject is expensive and time consuming, and may result in the delay, cessation or cancellation of product sales, introductions or modifications” (collectively, the “Regulatory Portion”), constitute summaries of the United States Federal Food, Drug, and Cosmetic Act (the “FDC Act”) set forth at 21 U.S.C. § 201 et seq., regulations promulgated the authority of the FDC Act, and the enforcement of the FDC Act and its regulations by the United States Food and Drug Administration (the “FDA”), such summaries are accurate in all material respects;

(i) no lawsuit or regulatory proceeding, pending or threatened, has been brought by or before the FDA in which the Company is or would be the defendant or respondent; and

(ii) there is no adverse judgment, decree or order currently in effect that has been issued by the FDA against the Company.

(cc) Officers’ Certificates. In addition, any certificate signed by any officer of the Company and delivered to the Placement Agents or counsel for the Placement Agents in connection with the closing of the sale of the Shares and the Warrants shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Placement Agents.

SECTION 5. Covenants of the Company. The Company hereby covenants as follows:

(a) Delivery of Prospectus. To furnish to the Placement Agents, without charge, during the period when the Prospectus is required to be delivered under the Act, , as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Placement Agents may reasonably request for the purposes contemplated by the Act;

(b) Compliance with Securities Regulations and Commission Requests. Until the time of purchase, the Company will promptly notify the Placement Agents, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration

Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to promptly use its commercially reasonable efforts to obtain the lifting or removal of such order; to advise the Placement Agents promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, to provide the Placement Agents and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Placement Agents shall reasonably object in writing;

(c) Filing of Amendments. Until the time of purchase, the Company will promptly advise the Placement Agents of the happening of any event which requires the making of any change in the Disclosure Package or the Prospectus then being used so that the Disclosure Package or the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, prior to the time of purchase, subject to Section 5(d) hereof, to prepare and furnish, at the Company’s expense, to the Placement Agents promptly such amendments or supplements to the Registration Statement, the Disclosure Package or such Prospectus as may be necessary to reflect any such change;

(d) Free Writing Prospectus. Not to make, unless it obtains the prior written consent of the Placement Agents, and the Placement Agents agree not to make, unless they obtain the prior consent of the Company, which consent shall not be unreasonably withheld, any offer relating to the Shares and the Warrants that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act. Any such free writing prospectus consented to by the Placement Agents or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that it (cc) will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” (as defined in Rule 433 of the Act) and (dd) will comply with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus authorized by the Company, including in respect of timely filing with the Commission, legending and recordkeeping;

(e) Delivery of Earnings Statement. To make generally available to its security holders, and to deliver to the Placement Agents, an earnings statement of the Company (which will satisfy the provisions of

Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(f) Compliance with Registration Statement. To comply with all the undertakings contained in the Registration Statement;

(g) Expenses. To reimburse the Placement Agents for expenses as set forth in the Engagement Letter and to pay all of the Company’s costs, expenses, fees and taxes in connection with (ee) the preparation and filing of the Registration Statement, the Basic Prospectus, each Prospectus Supplement, the Prospectus, any electronic road show and any amendments or supplements thereto and each Issuer Free Writing Prospectus, and the printing and furnishing of copies of each thereof to the Placement Agents and the Investors (including costs of mailing and shipment), (ff) the producing, word processing and/or printing of this Agreement, any Purchase Agreement, and the reproduction and/or printing and furnishing of copies of each thereof to the Placement Agents and the Investors, (gg) the qualification of the Shares and the Warrants for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Placement Agents) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Placement Agents and to dealers, (hh) the fees and disbursements of any transfer agent or registrar for the Shares and the Warrants, and (ii) the performance of the Company’s other obligations hereunder;

(h) Continued Compliance with Securities Laws. Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act (except for registration statements on Form S-8) relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of BAS, except for (aa) the Company’s sale of the Shares and the Warrants as contemplated hereunder, (bb) issuances of Common Stock upon the exercise of options, convertible securities or warrants disclosed as outstanding or as may be required to be issued pursuant to agreements or other documents described in each of the Disclosure Package and the Prospectus, and (cc) the issuance of stock options to employees and other service providers not exercisable during the Lock-Up Period pursuant to stock option and employee plans described in each of the Disclosure Package and the Prospectus. If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless BAS waives, in writing, such extension. The Company shall provide notice of any event that would result in an extension of the Lock-Up Period to the Placement Agents;

(i) Press Release and Reporting Requirements. To on or before 8:30 a.m., New York time, on the first business day following execution of this Agreement, issue a press release reasonably acceptable to the Placement Agents disclosing all material terms of the transactions contemplated hereby, and (jj) on the first business day following execution of this Agreement, to file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by this Agreement and the Purchase Agreement and including as exhibits to such Current Report on Form 8-K this Agreement and the form of Purchase Agreement, in the form required by the Exchange Act;

(j) Transfer Agent. To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

(k) Post-Effective Amendment. If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares and the Warrants may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Placement Agents promptly and, if requested by the Placement Agents, will confirm such advice in writing, when such post-effective amendment has become effective.

SECTION 6. Reimbursement of Placement Agents’ Expenses.. If this Agreement is terminated by the Placement Agents pursuant to Section 7 or Section 8, or if the sale to the Investors of the Shares and the Warrants at the time of purchase is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company shall reimburse the Placement Agents for all of its actual out-of-pocket expenses in accordance with the Engagement Letter, including the fees and disbursements of its counsel.

SECTION 7. Conditions of Placement Agents’ Obligations. The obligations of the Placement Agents hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase and the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Opinions of Counsel of Company.

(i) The Company shall furnish to the Placement Agents at the time of purchase a favorable opinion of Dechert LLP, counsel for the Company addressed to the Placement Agents, and dated the time of purchase, in form and substance satisfactory to Heller Ehrman LLP, counsel for the Placement Agents, in the form set forth in Exhibit D; and

(ii) The Placement Agents shall have received at the time of purchase an opinion of Morgan Lewis & Bockius LLP, intellectual property counsel for the Company addressed to the Placement Agents, and dated the time of purchase, in form and substance satisfactory to Heller Ehrman LLP, counsel for the Placement Agents, in the form set forth in Exhibit E;

(b) Accountant’s Comfort Letter. The Placement Agents shall have received from KPMG LLP letters dated, respectively, the date of this Agreement and the time of purchase, and addressed to the Placement Agents in the forms heretofore approved by the Placement Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

(c) Lock-Up Agreement. On or prior to the date hereof, the Company shall have furnished to the Placement Agents an agreement in the form of Exhibit C hereto from each director and executive officer of the Company, and such agreement shall be in full force and effect at the time of purchase;

(d) Opinion of Counsel of Placement Agents. The Placement Agents shall have received at the time of purchase an opinion of Heller Ehrman LLP, counsel for the Placement Agents, dated the time of purchase, in form and substance reasonably acceptable to the Placement Agents;

(e) No Refuted Filing. Prior to the time of purchase, no Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which the Placement Agents reasonably objects in writing;

(f) Effectiveness of Registration Statement. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act before 5:30 P.M. New York City time on the second full business day after the date of this Agreement; and prior to the time of purchase, (aa) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (bb) the Registration Statement (taking into account the documents incorporated by reference therein) shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (cc) the Disclosure Package and Prospectus (taking into account the documents incorporated by reference therein) shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(g) No Material Adverse Change. Between the time of execution of this Agreement and the time of purchase, no material adverse change in the business, properties, management, financial condition or results of operations of the Company shall occur;

(h) Officers’ Certificate. The Company will, at the time of purchase, deliver to the Placement Agents a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit F hereto;

(i) Other Requested Documentation. The Company shall have furnished to the Placement Agents such other documents and certificates as the Placement Agents may reasonably request.

SECTION 8. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the Placement Agents hereunder shall be subject to termination in the absolute discretion of the Placement Agents if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has been any material adverse change in the business, properties, management, financial condition or results of operations of the Company, which would, in the Placement Agents’ reasonable judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares and the Warrants on the terms and in the manner contemplated in the

Registration Statement, the Disclosure Package and the Prospectus, or (y) since the Execution Time, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on NYSE, the American Stock Exchange or Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or significant escalation of hostilities or acts of terrorism involving the United States, excluding the current hostilities in Iraq and Afghanistan or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Placement Agents’ reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares and the Warrants on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

If the Placement Agents elect to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly in writing.

If the sale of the Shares and the Warrants, as contemplated by this Agreement, is not carried out for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6 and 9 hereof), and the Placement Agents shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof). Under such circumstances, the Engagement Letter shall remain in full force and effect in accordance with its terms.

SECTION 9. Indemnification.

(a) Indemnification of Placement Agents. The Company agrees (i) to indemnify, defend and hold harmless the Placement Agents, severally and not jointly, their partners, directors, officers, employees and agents, and each person, if any, who controls the Placement Agents within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Placement Agents or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (or actions in respect thereof as contemplated below) arises out of or is based (A) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein, (B) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law, (C) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (taking into account the documents incorporated by reference therein), or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) in whole or in part upon any act or failure to act or alleged act or failure to act by the Placement Agents in reliance upon (A), or (B), and in connection with or relating in any manner to the Shares and the Warrants or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (A) or (B) above, provided that the Company shall not be liable under this clause (C) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted primarily from any such acts or failures to act undertaken or omitted to be taken by the Placement Agents through its bad faith or willful misconduct; and (ii) to reimburse the Placement Agents, their officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Placement Agents) as such expenses are reasonably incurred by the Placement Agents, or their officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agents expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of Company, Directors and Officers. The Placement Agents agree, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the

Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) (taking into account the documents incorporated by reference therein), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Placement Agents expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Placement Agents have furnished to the Company expressly for use in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the seventh full paragraph of the Prospectus Supplement under the caption “Plan of Distribution” concerning stabilization.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (aa) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (bb) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlement without Consent if Failure to Reimburse. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (aa) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (bb) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (cc) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 10. Relationship of Parties. The Company acknowledges and agrees that: (i) the placement of the Shares and the Warrants pursuant to this Agreement, including the determination of commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Placement Agents, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by the Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Placement Agents are and have been acting solely as a principal and are not the financial advisor or fiduciary of the Company, or their affiliates, stockholders, creditors or employees or any other party; (iii) the Placement Agents have not assumed nor will it assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Placement Agents have advised or is currently advising the Company on other matters) and the Placement Agents have no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement and the Engagement Letter; (iv) the Placement Agents and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Placement Agents have no obligation to disclose any such interests by virtue of any advisory or fiduciary relationship; and (v) the Placement Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company have consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, on the one hand, and the Placement Agents, on the other, with respect to the subject matter hereof, other than the Engagement Letter. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agents with respect to any breach or alleged breach of fiduciary duty.

SECTION 11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Placement Agents, shall be sufficient in all respects if delivered or sent to (i) Banc of America Securities LLC, 9 West 57th Street, 40th Floor, New York, New York 10019, Attention: General Counsel and (ii) Fortis Securities

LLC, 520 Madison Avenue, 3rd Floor, New York, NY 10022, Attention: Douglas S. Kleinberg; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 5110 Campus Drive, Plymouth Meeting, PA, 19462, Attention: Chief Financial Officer with copies to Dechert LLP, 2929 Arch Street, Philadelphia, PA 19104, Attention: James A. Lebovitz.

SECTION 12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 13. Submission to Jurisdiction. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Placement Agents consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Placement Agents and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Placement Agents agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Placement Agents and may be enforced in any other courts to the jurisdiction of which the Company or the Placement Agents is or may be subject, by suit upon such judgment.

SECTION 14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Placement Agents and the Company and to the extent provided in Section 9 hereof any person or entity entitled to indemnification thereunder, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Placement Agents) shall acquire or have any right under or by virtue of this Agreement.

SECTION 15. Counterparts. This Agreement may be signed by the parties in one or more counterparts, which together shall constitute one and the same agreement among the parties. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature were the original thereof.

SECTION 16. Successors and Assigns. This Agreement shall be binding upon the Placement Agents and the Company and their successors and assigns and any successor or assign of the Company’s and the Placement Agents’ respective businesses and/or assets.

SECTION 17. Engagement Letter. Except to the extent specifically stated herein, the Engagement Letter shall remain in full force and effect in accordance with its terms.

SECTION 18. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing correctly sets forth the understanding among the Company and the Placement Agents, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company and the Placement Agents.

Very truly yours,

GENAERA CORPORATION

By:	/s/ John L. Armstrong, Jr.
Name:	John L. Armstrong, Jr.
Title:	President and CEO

Accepted and agreed to as of the date first above written, on behalf of itself,

BANC OF AMERICA SECURITIES LLC

By:	/s/ Mark Epstein
Name:	Mark Epstein
Title:	Managing Director

FORTIS SECURITIES LLC

By:	/s/ Douglas Kleinberg
Name:	Douglas Kleinberg
Title:	Executive Director

By:	/s/ Hein Brenninkmeijer
Name:	Hein Brenninkmeijer
Title:	Director